UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On February 3, 2022, Duos Technologies Group, Inc. a Florida corporation (the "Company"), entered into an underwriting agreement (the "Underwriting Agreement") with Northland Securities, Inc. (the "Underwriter"), pursuant to which the Company agreed to sell, and the Underwriter agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, 1,325,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). The offering price to the public of the Common Stock is $4.00 per share. In addition, under the terms of the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to an additional 198,750 shares of Common Stock to cover over-allotments, if any.

The shares of Common Stock will be issued pursuant to a prospectus supplement dated February 3, 2022, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company's shelf registration statement on Form S-3 (File No. 333-237213), as amended, which became effective on May 22, 2020, and the base prospectus contained in such registration statement.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or reimburse the Underwriter for payments that the Underwriter may be required to make because of such liabilities. Northland Securities, Inc. is acting as the sole book-running manager for the Offering.

The net proceeds to the Company from the offering, after deducting the underwriting discounts and commissions, are expected to be approximately $4.9 million, before expenses and assuming the Underwriter’s option is not exercised. The offering is expected to close on or about February 8, 2022, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for potential acquisitions, general corporate purposes and working capital.

The legal opinion of Shutts & Bowen LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 3, 2022, the Company issued a press release announcing the proposed Offering. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 4, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached hereto as Exhibit 99.2. and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. Any offering will be made only through a prospectus supplement and accompanying prospectus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title
1.1	Underwriting Agreement, dated February 3, 2022 between Northland Securities, Inc. and Duos Technologies Group, Inc.
5.1	Opinion of Shutts & Bowen LLP.
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 3, 2022.
99.2	Press Release, dated February 4, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: February 7, 2022	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer